Exhibit 31.3

CERTIFICATION

I, Deborah Dunsire, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-K/A of Millennium Pharmaceuticals, Inc.; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 9, 2006	/s/ DEBORAH DUNSIRE
Deborah Dunsire
President and Chief Executive Officer